Exhibit 99.1

January 23, 2020	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Fourth-quarter and Year-end 2019 Conference Call and Webcast Scheduled

2020 Earnings News Releases, Conference Call and Webcast Schedules Also Announced

TULSA, Okla. - Jan. 23, 2020 - ONE Gas, Inc. (NYSE: OGS) will release its fourth-quarter and year-end 2019 earnings after the market closes on Wednesday, Feb. 19, 2020.

The ONE Gas executive management team will participate in a conference call the following day, Thursday, Feb. 20, 2020, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).

The call also will be carried live on the ONE Gas website.

What:	ONE Gas fourth-quarter and year-end 2019 earnings conference call and webcast

When:        11 a.m. Eastern, Feb. 20, 2020
10 a.m. Central

Where:    1) Phone conference call dial 888-254-3590, pass code 8787949
2) Log on to the webcast at www.onegas.com/investors and select Events and Presentations

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 8787949.

2020 Earnings News Release, Conference Call and Webcast Schedules

Additionally, conference calls and webcasts for the first, second and third quarters of 2020 also have been scheduled.

-more-

ONE Gas Fourth-quarter and Year-end 2019 Conference Call and Webcast Scheduled;
2020 Earnings News Releases, Conference Call and Webcast Schedules Also Announced

•	First quarter 2020: News release issued - April 27, 2020; Conference call and webcast - April 28, 2020;

•	Second quarter 2020: News release issued - July 27, 2020; Conference call and webcast - July 28, 2020;

•	Third quarter 2020: News release issued - Nov. 2, 2020; Conference call and webcast - Nov. 3, 2020.

Each quarterly earnings news release will be issued following the close of the market on the date indicated.

Each quarterly conference call and webcast will take place at 11 a.m. Eastern Time (10 a.m. Central Time) on the date indicated. Conference call dial-in information will be provided at a later date.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma, and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

###